CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 7, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-20891) of Dreyfus New Jersey Municipal Money Market Fund, Inc.




                                        /s/Ernst & Young LLP
                                        ERNST & YOUNG LLP

New York, New York
May 25, 2001